Exhibit 99.2

Limited Commodity Exposure

Recycling

Tolling

– Reduced working capital

– 50% of shipments Buy / sell

– Utilize hedges to minimize risk

Rolled Products

‘Pass-through’ of metal costs Conversion fee based sales model Hedging of metal purchases

Natural Gas

Natural gas hedged with contract adjustments and forward positions

Business Mix and Hedging Strategy Mitigates Commodity Risk

Key Business Drivers

Key Drivers

Volume / capacity utilization Scrap spread and availability Natural gas costs Product mix Blending efficiency Metal recovery

Aleris cost structure

(% of sales)

Metal Cost 64%

Other Material 1%

Mfg O/H

17%

Gross Profit Freight 11% 3% Utilities 4%

Capacity Utilization is a Key Driver of Performance

Rolled Products Metal Margin Opportunity

2003

Priced product at premium to market Lost significant sales volume

2004

Re-priced product to re-gain share lost Committed significant volume Missed opportunity to realize price increases Obtained 2H 04 price increase support

2005

New 2005 market based contracts in place

1Q annualized volume & margins at historical highs

MM Lbs.

1,200 1,000 800

600

400

200

0

1998 1999 2000 2001 2002 2003 2004 1Q05 YTD

884

1,023

967

801

905

775

1,006

1,036 $/lb. $0.52 $0.50 $0.48 $0.46 $0.44 $0.42 $0.40 $0.38 $0.36 $0.34 $0.32 $0.30

Shipments

Metal Margin

Recent Performance

($M) 1Q

2005 2004 2004 2003

Reported

Revenue $645.0 $278.5 $1,226.6 $892.0

EBITDA 56.5 18.2 47.3 48.2

EPS 0.94 0.18 (1.51) (0.06)

Proforma excluding special items (1)

Revenue $645.0 $524.0 $2,271.3 $1,689.8

EBITDA 68.5 33.1 132.0 78.5

EPS 1.28 0.25 0.16 (0.32)

(1) Includes results for both companies as if the merger had occurred on January 1, 2004 and certain purchase accounting adjustments and excludes results of Commonwealth Alflex division sold in July 2004 as well as special items of restructuring and impairment charges, mark-to-market FAS 133 derivative and hedge activity gains and losses and a gain from a foreign currency transaction. The above proforma information is shown for informational purposes and does not conform to Generally Accepted Accounting Principles (GAAP). Please refer to our press releases which presented our first quarter 2005 results and our full year 2004 results dated May 5 and March 15 respectively. These releases present a reconciliation of the above data to the comparable GAAP information.

Cash & Debt Summary

($M)

December 31, 2004 March 31, 2005

Cash $18 $18

Revolver 51 25

9% Sr. Unsecured Notes 125 125

10 3/8% Sr. Secured Notes 209 209

IRB Bonds 19 19

VAW-IMCO 8 13

Total Debt $412 $391

Total Net Debt $394 $373

Credit Statistics

LTM EBITDA $132 $167

Debt to EBITDA 3.1 2.3

Net Debt to EBITDA 3.0 2.2

Liquidity $193 $254

Improved Operating Performance Will Allow De-leveraging

Recent Stock Performance (ARS)